Trust II - Item 77C

JPMorgan Trust II ("JPM II") held a special meeting of shareholders on June 15, 2009, for the purpose of considering and voting upon the following proposals:

Proposal 1: Election of Trustees

Trustees were elected by the shareholders of all of the series of JPM II, including the
JPMorgan Arizona Municipal Bond Fund, JPMorgan Core Bond Fund, JPMorgan Core
Plus Bond Fund, JPMorgan Government Bond Fund, JPMorgan High Yield Fund,
JPMorgan Limited Duration Bond Fund, JPMorgan Liquid Assets Money Market Fund,
JPMorgan Michigan Municipal Bond Fund, JPMorgan Michigan Municipal Money
Market Fund, JPMorgan Mortgage-Backed Securities Fund, JPMorgan Municipal Income
Fund, JPMorgan Municipal Money Market Fund, JPMorgan Ohio Municipal Bond Fund,
JPMorgan Ohio Municipal Money Market Fund, JPMorgan Short Duration Bond Fund,
JPMorgan Short-Intermediate Municipal Bond Fund, JPMorgan Tax Free Bond Fund,
JPMorgan Treasury & Agency Fund, JPMorgan U.S. Government Money Market Fund
and JPMorgan U.S. Treasury Plus Money Market Fund. The results of the voting were as follows:

Amounts in
thousands
William J. Armstrong

  In Favor
93,446,447
  Withheld
1,022,313
John F. Finn

  In Favor
93,441,137
  Withheld
1,027,624
Dr. Matthew Goldstein

  In Favor
93,513,021
  Withheld
955,740
Robert J. Higgins

  In Favor
93,455,716
  Withheld
1,013,045
Frankie D. Hughes

  In Favor
93,502,398
  Withheld
966,363
Peter C. Marshall

  In Favor
93,503,565
  Withheld
965,196
Marilyn McCoy

  In Favor
93,509,493
  Withheld
959,268
William G. Morton, Jr.

  In Favor
93,503,793
  Withheld
964,968
Robert A. Oden, Jr.

  In Favor
93,513,471
  Withheld
955,290
Fergus Reid, III

  In Favor
93,503,219
  Withheld
965,542
Frederick W. Ruebeck

  In Favor
93,445,833
  Withheld
1,022,928
James J. Schonbachler

  In Favor
93,504,517
  Withheld
964,244
Leonard M. Spalding, Jr.

  In Favor
93,502,157
  Withheld
941,740
  Abstained
24,678

Proposal 2c: To approve the replacement of the fundamental investment objective for the
Government Bond Fund with a new non-fundamental investment objective. The proposal was not approved by shareholders of the Government Bond Fund and, therefore, the
Government Bond Fund's current investment objective did not change. The results of the voting were as follows:

Amounts in
thousands
For
29,042
Against
24,103
Abstain
552
Broker Non Votes
38,604

Proposal 4a: To approve the replacement of a fundamental investment objective for the
High Yield Fund with a new non-fundamental investment objective. The proposal was not approved by shareholders of the High Yield Fund and, therefore, the High Yield
Fund's current investment objective did not change. The results of the voting were as follows:

Amounts in
thousands
For
166,558
Against
163,318
Abstain
681
Broker Non Votes
40,991

Proposal 4b: To approve the elimination of a fundamental investment policy that requires the High Yield Fund to invest at least 80% of its assets in bonds (the "80% Bond
Policy"). The proposal was approved by shareholders of the High Yield Fund and the elimination of the 80% Bond Policy took effect on September 14, 2009. The results of the voting were as follows:

Amounts in
thousands
For
327,442
Against
2,523
Abstain
592
Broker Non Votes
40,991